Exhibit 10.13

                              EMPLOYMENT AGREEMENT


            AGREEMENT, made as of the 5th day of December, 1997 between KEYSPAN ENERGY DEVELOPMENT CORPORATION (the "Company"), a New York corporation with offices at One MetroTech Center, Brooklyn New York 11201, and H. NEIL NICHOLS, residing at 7 Blackwell Court, Unionville, Ontario L3R 0C2 (the "Executive").

            WHEREAS, the Company desires to employ the Executive as its President, and

            WHEREAS, the Executive desires to accept such employment,

            NOW, THEREFORE,  in consideration of the premises and for other good
and  valuable   consideration,   the  receipt  and   sufficiency   of  which  is
acknowledged, the parties agree as follows:

1.    Scope of Employment.

      (a) The Company hereby employs the Executive as its President, and the Executive hereby accepts such employment by the Company subject to the terms and conditions set forth herein. In his capacity as President, the Executive shall have and may exercise all such powers, duties and functions as are normal and customary to such positions and as may from time to time be assigned to the Executive by the Board of Directors of the Company (the "Board") and shall at all times and in all respects comply with the directions and regulations of the Company and/or as established by the Board.

      (b) The Executive shall faithfully serve the Company to the utmost of the Executive's abilities and shall use the Executive's best efforts to promote the interests thereof and shall devote all of the Executive's business time, attention, skill and efforts exclusively to such duties, except insofar as the Executive has the prior written consent of the Board to do otherwise.



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      (c) The Executive shall comply with such directives,  policies and manuals as the Company may issue from time to time to its officers and employees.

2.    Term of Employment.

      The Term of Employment shall commence on December 5th, 1997 and continue through and including the earlier of the following dates (the "Termination Date"):

               (i)  December 4, 2000 (the "Expiration Date");

               (ii) the date of the death of the Executive;

               (iii)the date of the termination of the Executive's employment by the Company pursuant to Section 7 of this Agreement; or

               (iv) the date of the resignation of the Executive from employment pursuant to Section 6 of this Agreement.


3.    Compensation.

      (a) In consideration of the services rendered by the Executive during the Term of Employment hereunder, including, but not limited to, service as an officer or director of the Company or of any subsidiary or affiliate thereof, and in consideration of the Executive's covenants regarding non-competition in
Section 10 hereof, the Company agrees to pay the Executive an annualized salary of Two Hundred Twenty-five Thousand dollars ($225,000), less withholding taxes and other amounts required by applicable laws (the "Base Salary"), to be paid in monthly installments.

      (b) The Executive shall be eligible to participate in an incentive compensation plan established by the Company, subject to the terms and conditions of the plan as they may be modified from time to time, to provide an annual incentive compensation award (with a target award equivalent to 35% of Base Salary and a maximum award equivalent to 70% of Base Salary), as determined by the Board upon its review of the Company's performance, progress and profits, and the goals and expectations established by the Board, and the individual performance of the Executive.


      (c) The Executive shall be eligible to participate in The KeySpan Energy Corporation Long-Term Performance Incentive Compensation Plan (the "Plan"), subject to the terms and conditions of the Plan as it may be modified from time to time. Pursuant to the Plan and such additional


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terms as may be set by the Board or a Committee of the Board under the Plan, the
Executive shall receive a grant of Twenty Thousand (20,000) non-qualified stock options, to become vested over a three-year vesting schedule, and to be exercisable not later than the tenth (10th) anniversary date of the grant. In accordance with the Plan, the option price for the stock options shall be at least equal to One Hundred percent (100%) of the fair market value of a share on the date the options are granted. Such grant shall be made at the meeting of the Board of Directors of KeySpan Energy Corporation.

      (d) The Company shall pay to the Executive, within thirty (30) days after execution of this Agreement, the sum of One Hundred Thousand Dollars ($100,000), less applicable withholding taxes, for transportation and related expenses incurred or to be incurred by the Executive in traveling between his residence and the Company's offices.

      (e) In the event the Executive is terminated for cause, or resigns for any reason prior to the termination of this agreement, he agrees to reimburse the Company a pro rata portion of the $100,000 payment indicated in Section 3(d) hereof based upon length of employment to date of termination or resignation.

      (f) The Executive shall be reimbursed for reasonable business expenses incurred in connection with the performance of his duties hereunder, in accordance with the Company's policies as they may be amended from time to time.

      (g) The Executive shall be subject to annual reviews for all components of compensation.



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4.    Benefits.

      (a) The Executive shall be eligible to participate in the group medical and dental plans established and/or offered by the Company for the benefit of employees of the Company and their eligible dependents, subject to the terms and conditions of such plans, as they may be modified from time to time, and applicable laws and regulations.

      (b) The Executive shall be eligible to participate in The KeySpan Energy Corporation Employees' Savings Plan or in another defined contribution (401(k) retirement plan established and maintained by the Company for the benefit of employees of the Company, subject to the terms and conditions of such plan, as it may be amended from time to time, and applicable laws and regulations.

      (c) The Company shall cover the Executive at the Company's expense for workers' compensation and statutory disability insurance.

      (d) The Executive shall not be eligible to participate in any other benefit plans that may be established and/or offered by the Company for the benefit of its employees and their eligible dependents, including but not limited to group life insurance, long-term disability and retirement plans.

      (e) Effective January 1, 1998, the Executive shall be eligible for 25 paid vacation days per year upon the terms and conditions of the Company's policies as they may be amended from time to time. Unused vacation days may not be carried over from year to year. Upon termination of the Executive's employment for any reason, the Executive shall be entitled to unused accrued vacation pay for that calendar year through the date of termination.


5. Termination by the Executive.

      The Executive may terminate employment at any time prior to the Expiration Date upon the Executive's giving the Company notice of termination to be effective in not less than 30 days.



6. Termination by the Company.

      (a) For Cause. The Executive's employment may be terminated by the Company for cause at any time. Actions or omissions by the Executive which entitle the Company to terminate employment for cause shall include, but not be limited to,
(i) failure of the Executive in the judgment of


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the Company to perform  satisfactorily the Executive's  assigned duties; or (ii)
the Executive's arrest or indictment for, or conviction of, a crime involving moral turpitude, dishonesty, theft, a breach of trust, unethical business conduct or conduct which, in the judgment of the Company may impair the Company's reputation; or (iii) failure of the Executive to devote substantially all of his time and business attention exclusively to the business of the Company and his duties hereunder as required by this Agreement; or (iv) the inability of the Executive to perform the Executive's duties hereunder, whether by reason of injury or illness (mental or physical) or otherwise, for a period in excess of ninety (90) calendar days; or (v) any act of dishonesty, gross negligence or other serious misconduct by the Executive in the judgment of the Company; or (vi) violation by the Executive of any other material term or condition of this Agreement. Upon the Company's giving notice that it is terminating employment for cause, the Termination Date shall be the date on which such notice is mailed or hand-delivered to the Executive, unless the notice states otherwise, and the Executive shall not be entitled to receive any other compensation or payments hereunder (except as such compensation or payments relate to the Executive's services prior to the Termination Date).

      (b) Other Than For Cause. The Executive's employment may be terminated by the Company at any time and for any or no reason upon the Company's giving notice that it is terminating employment other than for cause. In such event, the Company may discharge the Executive immediately or as of such future date as the Company may determine to be appropriate.




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7.    Severance Payment.

      (a) Upon the termination of the Executive's employment other than for cause as described in Section 6(b) hereof, the Company shall pay to the Executive an amount equal to twelve months Base Salary if termination occurs within first year of hire, nine months Base Salary if termination occurs within second year, six months Base Salary if termination occurs within three years hereunder, to be paid monthly or in a lump sum as determined by the Company, less such withholding and deductions as may be required by law. The Executive shall not be eligible for the severance payment described in this Section for termination of employment for any other reason.

      (b) As a  precondition  to receiving  the severance  payment  described in
Section 7(a) hereof, the Executive agrees to execute and deliver to the Company a general release, in a form acceptable to the Company, releasing the Company, its parent, subsidiary and affiliated companies and their officers, directors, employees and agents from any and all causes of action that the Executive may have arising out of the Executive's employment, this Agreement or anything else.
      (c) Notwithstanding anything contained in this Section 7 to the contrary, the Executive shall not be eligible for any severance payment hereunder if the Company or any of its parent, subsidiary or affiliated companies shall offer the Executive comparable employment within thirty (30) days of termination of the Executive's employment hereunder and the Executive accepts such offer.


8.    Ownership of Employee Developments.

      All copyrights, patents, trade secrets, or other intellectual property rights associated with any ideas, concepts, techniques, inventions, processes, or works of authorship that the Executive develops or creates during the course of performing work for the Company or its clients (collectively, the "Work Product") shall belong exclusively to the Company and shall, to the extent possible, be considered a work made by the Executive for hire for the Company within the meaning of Title 17 of the United States Code. To the extent the Work Product may not be considered work made by the Executive for hire for the Company, the Executive agrees to assign and automatically assign at the time of creation of the Work Product, without any requirement of further consideration, any right, title, or interest the Executive may have in such Work Product. Upon request of the Company, the Executive shall take such further actions, including execution and delivery of instruments of conveyance, as may be appropriate to give


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full and proper effect to such assignment.

9.    Confidentiality.

      (a) As a fiduciary of the Company, the Executive agrees not to disclose any confidential information made available to or learned by the Executive in the course of the performance of the Executive's duties at the Company and with respect to the business of the Company.

      For the purposes of this Section, the term "confidential" means information disclosed to the Executive or known, learned, created or observed by the Executive as a consequence of, or through the Executive's employment by the Company concerning the Company or any parent, subsidiary or affiliated company which is presently existing or which may be formed in the future, which is confidential, secret or otherwise not generally known in the industry, and pertains directly or indirectly to the business activities, products, services, customers or processes of Company or any of its subsidiaries or affiliated companies, including, but not limited to, information concerning mailing lists, publicity, data, research, copy, other printed matter, photographs, films, reproductions, finances, processes, trade secrets, business plans, customer lists and records, potential customer lists, customer billing and other related information.

      The Executive shall not take any original or copy of any document or other papers, computer diskettes, methods, procedures, etc., containing or disclosing such confidential information or documents or summaries containing the substance of any part thereof. Any records of confidential information prepared by Executive or which came into the Executive's possession during the period of employment with the Company are and remain the property of the Company and upon termination of Executive's employment, all such records and copies thereof shall either be left with or returned to Company.

      (b) The Executive agrees that the restrictions contained in Section 9(a) of this Agreement are necessary for the protection of the Company during and following the Terms of Employment hereunder, and any breach thereof will cause the Company damage for which there are no adequate remedies at law and the Executive consents to the issuance of an injunction in favor of the Company and its successors and assigns enjoining the breach of the aforesaid restrictions by any court of competent jurisdiction. The Executive agrees that the rights of the Company to obtain an injunction granted by this paragraph of the Agreement shall not be considered a waiver of the rights of the Company to assert any other remedies they may have at law or in equity.



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10.   Non-competition.

      (a) The Executive acknowledges that, while serving Company, the Executive will have numerous, extensive and controlling contacts with the Company's customers and will provide unique and special services to the Company. The Company and the Executive acknowledge that the Executive will be privy to confidential information of the Company and its parent, subsidiary and affiliated companies and their customers and, therefore, if the Executive competes with the Company, the Company would suffer a considerable financial loss in that among other things it would lose the value of some or all of its good will.

      In consideration of employment with the Company under the terms of this Agreement, the Executive agrees that during the Term of Employment and for one
(1) year thereafter, neither the Executive nor any corporation, partnership or other entity controlled by, under common control with, or presently controlling the Executive will (i) in the northeast, travel, canvas or advertise for, or otherwise assist, render services to, become employed by, be a consultant to, or invest in any business entity or with any individual engage in, or engage directly or indirectly in, any line or lines of business carried on or contemplated which, directly or indirectly, is a competitor of the Company or its parent, subsidiary and affiliated companies, (ii) solicit business or otherwise deal directly or indirectly with any customers or persons who were employees of customers or vendors of the Company at any time, (iii) directly or indirectly divert or attempt to divert from the Company or its parent, subsidiary and affiliated companies, any business in which it has been engaged during the term of the Executive's employment with the Company, or in which it might reasonably be expected to become engaged, (iv) directly or indirectly interfere or attempt to interfere with the relationships between the Company, its customers, employees of customers or vendors, and (v) directly or indirectly interfere or attempt to interfere with the relationship of employer-employee or principal and agent of any person bearing such relationship to the Company or its parent, subsidiary and affiliated companies, nor directly or indirectly divert or attempt to divert any such person from employment or representation of the Company or its parent, subsidiary and affiliated companies; provided, however, that the Executive shall not be prohibited by the terms of this paragraph from investing in and owning not more than one percent (1%) of the outstanding shares of common stock of any corporation, the shares of which are publicly traded pursuant to the Securities Exchange Act of 1934, and/or passively invest as a limited partner in any non-publicly traded security.

      (b)   The Executive agrees to promptly notify the


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Company if the Executive  receives any offer of employment  that involves or may involve any activity described in Section 10(a) hereof if the employment might commence during or within one (1) year after the termination of the Executive's employment with the Company. Such notice shall be in writing and shall contain a complete description of the terms of the offer, including the position and compensation offered. After the Executive has so notified the Company, the Executive agrees that the Company may inform such potential employer of the existence of this Agreement, including the provisions of this Section 10, and once the Executive has indicated that he intends to accept the offer if the Company so permits, the Company shall have ten (10) days to elect:

          (i) To convince the Executive to stay at the same or a different salary, compensation, or terms; or

          (ii) To release the  Executive  from any of the  restrictions  in this
               Section 10, but only with respect to the particular employment position offered to the Executive; or

          (iii)To insist  upon full  compliance  with the  restrictions  in this
               Section 10.


      (c) The Executive agrees that damages cannot compensate the Company in the event of a breach or violation of this Section and, injunctive relief being essential for the protection of the Company and its successors and assigns, in addition to other applicable remedies, Company may obtain such injunctive relief in the event of any such breach or violation and may assert any other remedies it may have at law or in equity.

      (d) The Executive has carefully read and considered the provisions of this
Section 10 and agrees that the restrictions are fair and reasonable and are reasonably required for the protection of the interests of the Company. The Executive understands that the restrictions contained in this Section may limit his ability to engage in a business similar to the Company's business, but acknowledges that he will receive sufficiently high remuneration and other benefits from the Company hereunder to justify such restrictions.

11.   Miscellaneous.

      (a) Withholding Taxes. The Company shall withhold from all payments hereunder all applicable taxes which it is required to withhold therefrom, unless the Executive has otherwise paid such taxes or made other arrangements satisfactory to the Company.


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      (b)  Notices.  Any  notice  or other  communication  provided  for in this
Agreement shall be in writing and delivered by mail or by hand, in the case of the Company, to KeySpan Energy Development Corp., One MetroTech Center,
Brooklyn, New York 11201, Attn: W. P. Parker, Jr.; and, in the case of the Executive, to the address as it appears in the first paragraph hereof, or such other address as the Executive may provide to the Company.



      (C) Waiver. This Agreement may not be modified, altered or amended except by a written instrument signed by the parties. Any waiver or any breach of any provision hereof, or of any right or power by any party on one or more occasions, shall not be construed as a waiver of, or a bar to, the exercise of such right or power on any other occasion or as a waiver of any subsequent breach.

      (d) Severability. The unenforceability or invalidity of any provision hereof shall in no way affect the enforceability or validity of any other provision.

      (e) Binding Effect; Successors. This Agreement shall inure to the benefit of and shall be binding upon the Company and its successors and assigns and the Executive and the Executive's heirs. The Executive may not assign, transfer, or otherwise dispose of this Agreement, or any of the parties' rights hereunder, without prior written consent of the Company, and any such attempted assignment, transfer or other disposition without such consent shall be null and void.

      (f) Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes any prior or contemporaneous agreement among the parties with respect to the terms and conditions of the Executive's employment.

      (g) Controlling Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York applicable to contracts made and to be performed therein, without giving effect to the principles thereof relating to the conflict of laws. Any action in law or equity arising out or relating to this Agreement shall be commenced in the New York State court of appropriate jurisdiction located in Kings County, New York or the U.S. District Court for the Eastern District of New York.



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            IN WITNESS WHEREOF, the Company and the Executive have executed this
Agreement as of the day and year first above written.


                              KEYSPAN ENERGY DEVELOPMENT CORP.



/s/ H. Neil Nichols           By:/s/ Robert B. Catell
-------------------              --------------------
H. NEIL NICHOLS                    Robert B. Catell